UNDERWRITING AGREEMENT

[Date]

To the Representative Named
on the Signature Page Hereof:

Dear Sirs:

     Subject to the terms and conditions stated or incorporated by reference herein, Orange and Rockland Utilities, Inc. (the "Company") hereby agrees to sell to the Underwriters named in Schedule I hereto (the "Underwriters") and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount set forth opposite their names in Schedule I hereto of the securities specified in Schedule II hereto (the "Designated Securities").

     The representative named on the signature page hereof (the "Representative") represents that the Underwriters have authorized the Representative to enter into this Underwriting Agreement and to act hereunder on their behalf.
     Except as otherwise provided in Schedule II hereto each of the provisions of the Company's Underwriting Agreement Basic Provisions, dated May 31, 2000, as filed as Exhibit 1.2 to Registration Statement No. 333-_________ (the "Basic Provisions"), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

     Payment for the Designated Securities will be made against delivery thereof to the Representative for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto.



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     If the foregoing is in accordance with your understanding,  please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                                               Very truly yours,

                                                           ORANGE AND ROCKLAND
                                                              UTILITIES, INC.


                                                      By:______________________
                                                       [name]
                                                       [title]



Confirmed and Accepted as of the date hereof on behalf of itself and each other Underwriter, if any:

By:______________________________
   [name]
   [title]







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                                      - 3 -

                                   SCHEDULE I

                                                         Principal Amount of
          Underwriter                                    Designated Securities
                                                         to be Purchased



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                                   SCHEDULE II

Title of Designated Securities:

Aggregate principal amount:

Price to Public:

Purchase Price by Underwriters:

Specified funds for, and manner of, payment of purchase price:

Indenture:

      Indenture, between the Company and The Chase Manhattan Bank, as Trustee.


Maturity:

Interest Rate:

Interest Payment Dates:



Redemption Provisions:

Sinking Fund Provisions:

Time of Delivery:

Closing Location:

Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:

Address of Representative:

Captions  in the  Prospectus  referred  to in  Section  6(c)(xi)  of  the  Basic
Provisions:

Modifications of Basic Provisions:

Other: